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                            DECHERT PRICE & RHOADS
                             1775 Eye Street, N.W.
                            Washington, D.C. 20006





                                    CONSENT


        We hereby consent to the incorporation by reference into Post-Effective Amendment No. 48 to the Registration Statement on Form N-1A of The Mainstay Funds (File No. 33-2610, the "Registration Statement") of our opinion dated April 27, 1998, which was previously filed as Exhibit 10 to Post-Effective Amendment No. 45 to the Registration Statement. We also consent to all references to our firm in the Registration Statement.

Dated: August 21, 1998



                                        /s/ Dechert Price & Rhoads